EXHIBIT 10.2

Steven Rothman
49 Roberts Road,
New City, NY 10956

Re: Amended and Restated Shareholders’ Agreement

Reference is made to that certain Amended and Restated Shareholders’ Agreement (the “Agreement”), dated as of August 1, 2005, among (a) MTM TECHNOLOGIES, INC., a New York corporation (the “Company”), (b) the shareholders of the Company listed on signature pages thereto under the heading “Principal Shareholders”, (c) PEQUOT PRIVATE EQUITY FUND III, L.P. and PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P., (d) CONSTELLATION VENTURE CAPITAL II, L.P., CONSTELLATION VENTURE CAPITAL OFFSHORE II, L.P., THE BSC EMPLOYEE FUND VI, L.P. and CVC II PARTNERS, LLC.

Pursuant to Section 4.7 of the Agreement, Steven Rothman hereby waives certain rights under the Agreement and agrees with the Company as follows:

(1)  Steven Rothman waives his rights under the Agreement to be nominated and elected as a director of the Company pursuant to Section 3.1 of the Agreement and agrees that neither the Company nor the Shareholders shall be required to nominate or elect him as a director of the Company;

(2)  Steven Rothman agrees with the Company that for a period of three (3) years, he will not to stand for re-election as a director of Company for any term after the end of his current term;

(3)  Steven Rothman agrees with the Company that for a period of three (3) years, he will not to accept any nomination to be elected as a director of the Company for any term after the end of his current term; and

(4)  Steven Rothman agrees with the Company that he has no right to designate his replacement as a director of the Company at any time during, or at the conclusion of, his current term.

Except as provided in this letter agreement, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing accurately reflects the waivers by Steven Rothman and the agreements among Steven Rothman and the Company with respect to the foregoing matters, please acknowledge such by executing the duplicate copy of this letter in the place indicated below and returning the executed agreement to the undersigned.

Yours truly,
MTM Technologies, Inc:
By:	/s/ Francis J. Alfano
Name:	Francis J. Alfano
Title:	Chief Executive Officer

ACCEPTED AND AGREED as of the date set forth below:

By:	/s/ Steven H. Rothman
Steven H. Rothman

Date: July 7, 2006